Exhibit 3.37
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
DIGICON EXPLORATION, LTD.
     Digicon Exploration, Ltd., a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of Digicon Exploration, Ltd. held on December 3, 1997 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that, in lieu of the calling of a meeting of the sole stockholder of said corporation, the said proposed amendment be submitted to the sole stockholder for its consent pursuant to Section 228 of the General Corporation Law of Delaware. The resolution of the Board of Directors setting forth the proposed amendment is as follows:
     “RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Article 1 thereof so that, as amended, said Article 1 shall be and read as follows:
     ‘1. The name of the corporation is Veritas DGC Asia Pacific Ltd.’”
     SECOND: That thereafter, pursuant to resolution of its Board of Directors and in accordance with Section 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the corporation executed its written consent to the amendment.
     THIRD: That said amendment was, therefore, duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Digicon Exploration, Ltd. has caused this certificate to be signed by David B. Robson, its Chairman, and Allan C. Pogach, its Vice President and Secretary, this 3rd day of December, 1997.

DIGICON EXPLORATION, LTD.
By:	/s/ David B. Robson
David B. Robson
Chairman

ATTEST:

By:	/s/ Allan C. Pogach

Allan C. Pogach
Vice President and Secretary
STATE OF TEXAS
COUNTY OF HARRIS
Sworn to this 3rd day of December, 1997
/s/ A.E. Romero
A.E. Romero